Exhibit 99

Accenture Reports Strong Third-Quarter Fiscal 2017 Results

-- Revenues increased 5% in U.S. dollars and 7% in local currency to $8.9 billion --

-- EPS of $1.05 included a $0.47 pension settlement charge. Excluding this charge, EPS were $1.52, compared with $1.41 in the third quarter last year --

-- Operating income was $865 million, including the $510 million pension settlement charge. Excluding the charge, operating income was $1.38 billion with operating margin of 15.5%, compared with $1.31 billion and 15.5% in the third quarter last year --

-- New bookings were $9.8 billion, with record consulting bookings of $5.2 billion and outsourcing bookings of $4.6 billion --

-- “The New” – digital-, cloud- and security-related services – accounted for approximately 50% of total revenues, with continued strong double-digit growth --

-- Accenture updates business outlook for fiscal 2017 --

NEW YORK; June 22, 2017 — Accenture (NYSE: ACN) reported financial results for the third quarter of fiscal 2017, ended May 31, 2017, with net revenues of $8.9 billion, an increase of 5 percent in U.S. dollars and 7 percent in local currency over the same period last year.

Diluted earnings per share were $1.05, including the impact of a pension settlement charge of $510 million, pre-tax, or $0.47 per share, in connection with the company’s previously disclosed termination of its U.S. pension plan. Excluding this charge, diluted earnings per share were $1.52, compared with $1.41 for the third quarter last year.

Operating income for the quarter was $865 million, or 9.8 percent of net revenues, including the $510 million pension settlement charge. Excluding this charge, operating income was $1.38 billion, or 15.5 percent of net revenues, compared with $1.31 billion, or 15.5 percent of net revenues for the third quarter last year.

New bookings for the quarter were $9.8 billion, with record consulting bookings of $5.2 billion and outsourcing bookings of $4.6 billion.

Pierre Nanterme, Accenture’s chairman and CEO, said, “We are pleased with our strong third-quarter financial results. We delivered 7 percent revenue growth in local currency and gained significant market share, with broad-based growth across most dimensions of our business. I am particularly pleased with our new bookings of $9.8 billion, which demonstrate that our services and capabilities continue to be highly differentiated in the marketplace.

“We are clearly benefiting from the diversity of our business – from an industry, geographic and capability standpoint – which drives durability in our financial performance. At the same time, our focused investments in high-growth areas, such as digital, cloud and security services, are further differentiating Accenture and enabling us to grow ahead of the market. We remain very well-positioned to continue driving profitable growth and delivering value for our clients and shareholders.”

Financial Review

Revenues before reimbursements (“net revenues”) for the third quarter of fiscal 2017 were $8.87 billion, compared with $8.43 billion for the third quarter of fiscal 2016, an increase of 5 percent in U.S. dollars and 7 percent in local currency. Net revenues for the quarter reflect a foreign-exchange impact of approximately negative 2 percent, compared with the negative 2.5 percent impact we had previously assumed. Adjusting for the actual foreign-exchange impact, the company’s guided range for quarterly net revenues was approximately $8.70 billion to $8.95 billion. Accenture’s third quarter fiscal 2017 net revenues were in the upper end of this adjusted range.

▪	Consulting net revenues for the quarter were $4.82 billion, an increase of 4 percent in U.S. dollars and 6 percent in local currency compared with the third quarter of fiscal 2016.

▪	Outsourcing net revenues were $4.05 billion, an increase of 6 percent in U.S. dollars and 7 percent in local currency over the third quarter of fiscal 2016.

Diluted EPS for the quarter were $1.05, compared with $1.41 for the third quarter last year. The pension settlement charge had a negative $0.47 impact on EPS in the third quarter of fiscal 2017. Excluding this charge, EPS for the quarter were $1.52, an increase of $0.11 from the third quarter last year. The $0.11 increase in EPS on an adjusted basis reflects:

▪	a $0.07 increase from higher revenue and operating results;

▪	a $0.02 increase from higher non-operating income; and

▪	a $0.02 increase from a lower share count.

Gross margin (gross profit as a percentage of net revenues) for the quarter was 32.8 percent, compared with 31.9 percent for the third quarter last year. Selling, general and administrative (SG&A) expenses for the quarter were $1.53 billion, or 17.3 percent of net revenues, compared with $1.38 billion, or 16.4 percent of net revenues, for the third quarter last year.

Operating income for the quarter was $865 million, or 9.8 percent of net revenues, compared with $1.31 billion, or 15.5 percent of net revenues, for the third quarter of fiscal 2016. Excluding the $510 million pension settlement charge, operating income for the third quarter of fiscal 2017 was $1.38 billion, or 15.5 percent of net revenues.

The company’s effective tax rate for the quarter was 19.4 percent, compared with 26.5 percent for the third quarter last year. Excluding the impact of the pension settlement charge, the effective tax rate for the third quarter of fiscal 2017 was 26.6 percent.

Net income for the quarter was $705 million, compared with $950 million for the third quarter last year. Excluding the after-tax impact of the pension settlement charge, net income for the third quarter of fiscal 2017 was $1.02 billion.

Operating cash flow for the quarter was $1.79 billion, and property and equipment additions were $136 million. Free cash flow, defined as operating cash flow net of property and equipment additions, was $1.66 billion. For the same period last year, operating cash flow was $1.59 billion; property and equipment additions were $94 million; and free cash flow was $1.50 billion.

Days services outstanding, or DSOs, were 41 days at May 31, 2017, compared with 39 days at Aug. 31, 2016 and 41 days at May 31, 2016.

Accenture’s total cash balance at May 31, 2017 was $3.4 billion, compared with $4.9 billion at Aug. 31, 2016.

New Bookings

New bookings for the third quarter were $9.8 billion and reflect a negative 1 percent foreign-currency impact compared with new bookings in the third quarter last year.

▪	Consulting new bookings were $5.2 billion, or 53 percent of total new bookings.

▪	Outsourcing new bookings were $4.6 billion, or 47 percent of total new bookings.

Net Revenues by Operating Group

Net revenues by operating group were as follows:

▪	Communications, Media & Technology: $1.75 billion, compared with $1.71 billion for the third quarter of fiscal 2016, an increase of 3 percent in U.S. dollars and 4 percent in local currency.

▪	Financial Services: $1.87 billion, compared with $1.80 billion for the third quarter of fiscal 2016, an increase of 3 percent in U.S. dollars and 6 percent in local currency.

▪	Health & Public Service: $1.55 billion, compared with $1.54 billion for the third quarter of fiscal 2016, an increase of 1 percent in U.S. dollars and 2 percent in local currency.

▪	Products: $2.43 billion, compared with $2.16 billion for the third quarter of fiscal 2016, an increase of 13 percent in U.S. dollars and 15 percent in local currency.

▪	Resources: $1.25 billion, compared with $1.22 billion for the third quarter of fiscal 2016, an increase of 2 percent in U.S. dollars and 4 percent in local currency.

Net Revenues by Geographic Region

Net revenues by geographic region for the third quarter of fiscal 2017 were as follows:

▪	North America: $4.12 billion, compared with $4.02 billion for the third quarter of fiscal 2016, an increase of 3 percent in both U.S. dollars and local currency.

▪	Europe: $3.04 billion, compared with $2.95 billion for the third quarter of fiscal 2016, an increase of 3 percent in U.S. dollars and 9 percent in local currency.

▪	Growth Markets: $1.70 billion, compared with $1.47 billion for the third quarter of fiscal 2016, an increase of 16 percent in U.S. dollars and 13 percent in local currency.

Rotation to “the New”

Net revenues from “the New” – digital-, cloud- and security-related services – were approximately $4.7 billion, a significant increase over the third quarter of fiscal 2016. In the third quarter, “the New” accounted for approximately 50 percent of total net revenues for the first time – a key milestone for Accenture.

Returning Cash to Shareholders

Accenture continues to return cash to shareholders through cash dividends and share repurchases.

Dividend

On May 15, 2017, a semi-annual cash dividend of $1.21 per share was paid on Accenture plc Class A ordinary shares to shareholders of record at the close of business on April 13, 2017 and on Accenture Holdings plc ordinary shares to shareholders of record at the close of business on April 10, 2017.

Combined with the semi-annual cash dividend of $1.21 per share paid on Nov. 15, 2016, this brings the total dividend payments for the fiscal year to $2.42 per share, for total cash dividend payments of approximately $1.57 billion.

Share Repurchase Activity

During the third quarter of fiscal 2017, Accenture repurchased or redeemed 4.9 million shares, including 4.6 million shares repurchased in the open market, for a total of $589 million. This brings Accenture’s total share repurchases and redemptions for the first three quarters of fiscal 2017 to 16.9 million shares, including 13.7 million shares repurchased in the open market, for a total of $1.99 billion.

Accenture’s total remaining share repurchase authority at May 31, 2017 was approximately $3.7 billion.

At May 31, 2017, Accenture had approximately 646 million total shares outstanding, including 618 million Accenture plc Class A ordinary shares and minority holdings of 28 million shares (Accenture Holdings plc ordinary shares and Accenture Canada Holdings Inc. exchangeable shares).

Business Outlook

Fourth Quarter Fiscal 2017

Accenture expects net revenues for the fourth quarter of fiscal 2017 to be in the range of $8.85 billion to $9.10 billion, 5 percent to 8 percent growth in local currency, reflecting the company’s assumption of a negative 0.5 percent foreign-exchange impact compared with the fourth quarter of fiscal 2016.

Fiscal Year 2017

Accenture’s business outlook for the full 2017 fiscal year now assumes that the foreign-exchange impact on its results in U.S. dollars will be negative 1 percent compared with fiscal 2016; the previous foreign-exchange assumption was negative 2 percent.

For fiscal 2017, the company now expects net revenue growth to be in the range of 6 percent to 7 percent in local currency, compared with 6 percent to 8 percent previously.

In May 2017, the company recorded a settlement charge of approximately $510 million, pre-tax, in connection with the termination of its U.S. pension plan. This settlement charge will reduce the company’s fiscal 2017 diluted GAAP EPS by approximately $0.47 and its full-year GAAP operating margin by approximately 150 basis points. The company previously expected the settlement charge to be approximately $425 million, pre-tax; to reduce its fiscal 2017 diluted GAAP EPS by approximately $0.39; and to reduce its full-year GAAP operating margin by approximately 120 basis points.

Accenture now expects diluted GAAP EPS to be in the range of $5.37 to $5.44, including the $0.47 impact of the pension settlement charge. Excluding the settlement charge, the company now expects EPS to be in the range of $5.84 to $5.91. The company previously expected diluted EPS to be in the range of $5.31 to $5.48 on a GAAP basis and $5.70 to $5.87 on an adjusted basis.

Accenture now expects GAAP operating margin for the full fiscal year to be approximately 13.3 percent, including the estimated 150 basis-point impact of the pension settlement charge. Excluding the settlement charge, the company now expects operating margin to be approximately 14.8 percent – an expansion of 20 basis points from fiscal 2016. The company previously expected operating margin to be in the range of 13.5 percent to 13.7 percent on a GAAP basis and 14.7 percent to 14.9 percent on an adjusted basis.

For fiscal 2017, the company continues to expect operating cash flow to be in the range of $4.6 billion to $4.9 billion; property and equipment additions to be $600 million; and free cash flow to be in the range of $4.0 billion to $4.3 billion.

Accenture now expects the GAAP annual effective tax rate to be in the range of 20.5 percent to 21.5 percent. Excluding the impact of the settlement charge, the company now expects its annual effective tax rate to be in the range of 22.5 percent to 23.5 percent. The company previously expected its annual effective tax rate to be in the range of 21 percent to 23 percent on a GAAP basis and 22 percent to 24 percent on an adjusted basis.

Conference Call and Webcast Details

Accenture will host a conference call at 8:00 a.m. EDT today to discuss its third-quarter financial results. To participate, please dial +1 (800) 230-1059 [+1 (612) 234-9960 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.

A replay of the conference call will be available online at www.accenture.com beginning at 10:30 a.m. EDT today, June 22, and continuing until Thursday, Sept. 28, 2017. A podcast of the conference call will be available online at www.accenture.com beginning approximately 24 hours after the call and continuing until Thursday, Sept. 28, 2017. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 424735 from 10:30 a.m. EDT today, June 22, through Thursday, Sept. 28, 2017.

About Accenture

Accenture is a leading global professional services company, providing a broad range of services and solutions in strategy, consulting, digital, technology and operations. Combining unmatched experience and specialized skills across more than 40 industries and all business functions – underpinned by the world’s largest delivery network – Accenture works at the intersection of business and technology to help clients improve their performance and create sustainable value for their stakeholders. With more than 411,000 people serving clients in more than 120 countries, Accenture drives innovation to improve the way the world works and lives. Visit us at www.accenture.com.

Additional Information

Accenture discloses information about “the New” - digital-, cloud- and security-related services – to provide additional insights into the company’s business. Net revenues for “the New” are approximate, require judgment to allocate revenues for arrangements with multiple offerings and may be modified to reflect periodic changes to the definition of “the New.”

Non-GAAP Financial Information

This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied. These include, without limitation, risks that: the company’s results of operations could be adversely affected by volatile, negative or uncertain economic conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; the company’s business depends on generating and maintaining ongoing, profitable client demand for the company’s services and solutions, including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the changing technological environment could materially affect the company’s results of operations; if the company is unable to keep its supply of skills and resources in balance with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; the markets in which the company competes are highly competitive, and the company might not be able to compete effectively; the company could have liability or the company’s reputation could be damaged if the company fails to protect client and/or company data from security breaches or cyberattacks; the company’s profitability could materially suffer if the company is unable to obtain favorable pricing for its services and solutions, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies; changes in the company’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; the company’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; the company’s business could be materially adversely affected if the company incurs legal liability; the company’s work with government clients exposes the company to additional risks inherent in the government contracting environment; the company might not be successful at identifying, acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; the company’s Global Delivery Network is increasingly concentrated in India and the Philippines, which may expose it to operational risks; as a result of the company’s geographically diverse operations and its growth strategy to continue geographic expansion, the company is more susceptible to certain risks; adverse changes to the company’s relationships with key alliance partners or in the business of its key alliance partners could adversely affect the company’s results of operations; the company’s services or solutions could infringe upon the intellectual property rights of others or the company might lose its ability to utilize the intellectual property of others; if the company is unable to protect its intellectual property rights from unauthorized use or infringement by third parties, its business could be adversely affected; the company’s ability to attract and retain business and employees may depend on its reputation in the marketplace; if the company is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; any changes to the estimates and assumptions that the company makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; many of the company’s contracts include payments that link some of its fees to the attainment of performance or business targets and/or require the company to meet specific service levels, which could increase the variability of the company’s revenues and impact its margins; the company’s results of operations and share price could be adversely affected if it is unable to maintain effective internal controls; the company may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

###

Contact:

Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE PLC
CONSOLIDATED INCOME STATEMENTS
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Nine Months Ended
	May 31, 2017	% of Net Revenues	May 31, 2016	% of Net Revenues	May 31, 2017	% of Net Revenues	May 31, 2016	% of Net Revenues
REVENUES:
Revenues before reimbursements (“Net revenues”)	$8,867,036	100%	$8,434,757	100%	$25,700,224	100%	$24,393,485	100%
Reimbursements	489,751		534,287		1,424,348		1,438,596
Revenues	9,356,787		8,969,044		27,124,572		25,832,081
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	5,957,405	67.2%	5,745,205	68.1%	17,556,405	68.3%	16,771,598	68.8%
Reimbursable expenses	489,751		534,287		1,424,348		1,438,596
Cost of services	6,447,156		6,279,492		18,980,753		18,210,194
Sales and marketing	986,228	11.1%	933,770	11.1%	2,746,544	10.7%	2,639,895	10.8%
General and administrative costs	548,175	6.2%	449,839	5.3%	1,551,435	6.0%	1,366,745	5.6%
Pension settlement charge	509,793	5.7%	—	—	509,793	2.0%	—	—
Total operating expenses	8,491,352		7,663,101		23,788,525		22,216,834
OPERATING INCOME	865,435	9.8%	1,305,943	15.5%	3,336,047	13.0%	3,615,247	14.8%
Interest income	8,549		7,679		25,574		21,532
Interest expense	(3,613)		(3,711)		(10,637)		(12,306)
Other income (expense), net	(4,213)		(16,207)		(22,846)		(33,391)
Gain (loss) on sale of businesses	8,242		—		(4,107)		553,577
INCOME BEFORE INCOME TAXES	874,400	9.9%	1,293,704	15.3%	3,324,031	12.9%	4,144,659	17.0%
Provision for income taxes	169,599		343,421		672,273		925,837
NET INCOME	704,801	7.9%	950,283	11.3%	2,651,758	10.3%	3,218,822	13.2%
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc.	(23,024)		(42,574)		(107,437)		(145,529)
Net income attributable to noncontrolling interests – other (1)	(12,309)		(10,462)		(31,625)		(30,627)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$669,468	7.6%	$897,247	10.6%	$2,512,696	9.8%	$3,042,666	12.5%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$669,468		$897,247		$2,512,696		$3,042,666
Net income attributable to noncontrolling interests in Accenture Holdings plc and Accenture Canada Holdings Inc. (2)	23,024		42,574		107,437		145,529
Net income for diluted earnings per share calculation	$692,492		$939,821		$2,620,133		$3,188,195
EARNINGS PER SHARE:
-Basic	$1.08		$1.44		$4.05		$4.86
-Diluted	$1.05		$1.41		$3.96		$4.77
WEIGHTED AVERAGE SHARES:
-Basic	619,436,804		623,725,913		621,025,256		625,563,431
-Diluted	658,770,425		666,403,323		661,130,306		668,525,906
Cash dividends per share	$1.21		$1.10		$2.42		$2.20
_________

(1)	Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.

(2)
Diluted earnings per share assumes the redemption of all Accenture Holdings plc ordinary shares owned by holders of noncontrolling interests and the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

ACCENTURE PLC
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

			Percent Increase (Decrease) U.S. dollars	Percent Increase (Decrease) Local Currency
	Three Months Ended
	May 31, 2017	May 31, 2016
OPERATING GROUPS
Communications, Media & Technology	$1,754,657	$1,707,707	3%	4%
Financial Services	1,865,071	1,804,876	3	6
Health & Public Service	1,554,424	1,539,496	1	2
Products	2,429,140	2,158,070	13	15
Resources	1,245,875	1,220,809	2	4
Other	17,869	3,799	n/m	n/m
TOTAL Net Revenues	8,867,036	8,434,757	5%	7%
Reimbursements	489,751	534,287	(8)
TOTAL REVENUES	$9,356,787	$8,969,044	4%
GEOGRAPHY
North America	$4,122,850	$4,016,565	3%	3%
Europe	3,042,923	2,946,374	3	9
Growth Markets	1,701,263	1,471,818	16	13
TOTAL Net Revenues	$8,867,036	$8,434,757	5%	7%
TYPE OF WORK
Consulting	$4,820,444	$4,621,267	4%	6%
Outsourcing	4,046,592	3,813,490	6	7
TOTAL Net Revenues	$8,867,036	$8,434,757	5%	7%

	Nine Months Ended		Percent Increase (Decrease) U.S. dollars	Percent Increase (Decrease) Local Currency
	May 31, 2017	May 31, 2016
OPERATING GROUPS
Communications, Media & Technology	$5,061,581	$4,919,046	3%	3%
Financial Services	5,444,451	5,234,821	4	7
Health & Public Service	4,566,762	4,445,627	3	3
Products	7,014,137	6,142,723	14	16
Resources	3,585,458	3,639,890	(1)	—
Other	27,835	11,378	n/m	n/m
TOTAL Net Revenues	25,700,224	24,393,485	5%	7%
Reimbursements	1,424,348	1,438,596	(1)
TOTAL REVENUES	$27,124,572	$25,832,081	5%
GEOGRAPHY
North America	$12,060,014	$11,570,865	4%	4%
Europe	8,811,601	8,615,845	2	8
Growth Markets	4,828,609	4,206,775	15	11
TOTAL Net Revenues	$25,700,224	$24,393,485	5%	7%
TYPE OF WORK
Consulting	$13,819,448	$13,260,176	4%	6%
Outsourcing	11,880,776	11,133,309	7	8
TOTAL Net Revenues	$25,700,224	$24,393,485	5%	7%
n/m = not meaningful

ACCENTURE PLC
RECONCILIATION OF OPERATING INCOME, AS REPORTED (GAAP), TO ADJUSTED OPERATING INCOME (NON-GAAP)
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	May 31, 2017		May 31, 2016
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$286,931	16%	$259,344	15%	$27,587
Financial Services	321,052	17	294,367	16	26,685
Health & Public Service	206,570	13	243,137	16	(36,567)
Products	402,558	17	346,165	16	56,393
Resources	158,117	13	162,930	13	(4,813)
Pension Settlement Charge (1)	(509,793)	—	—	—	(509,793)
Operating Income (GAAP)	865,435	9.8%	1,305,943	15.5%	(440,508)
Pension Settlement Charge (1)	509,793		—		509,793
Adjusted Operating Income (non-GAAP)	$1,375,228	15.5%	$1,305,943	15.5%	$69,285

	Nine Months Ended
	May 31, 2017		May 31, 2016
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase (Decrease)
Communications, Media & Technology	$759,513	15%	$749,729	15%	$9,784
Financial Services	908,705	17	847,686	16	61,019
Health & Public Service	594,912	13	625,510	14	(30,598)
Products	1,175,019	17	923,724	15	251,295
Resources	407,691	11	468,598	13	(60,907)
Pension Settlement Charge (1)	(509,793)	—	—	—	(509,793)
Operating Income (GAAP)	3,336,047	13.0%	3,615,247	14.8%	(279,200)
Pension Settlement Charge (1)	509,793		—		509,793
Adjusted Operating Income (non-GAAP)	$3,845,840	15.0%	$3,615,247	14.8%	$230,593
_______________
(1) Represents pension settlement charge related to the termination of our U.S. pension plan.

ACCENTURE PLC

RECONCILIATION OF NET INCOME AND DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP), TO NET INCOME AND DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	May 31, 2017			May 31, 2016
	As Reported (GAAP)	Pension Settlement Charge (1)	Adjusted (Non-GAAP)	As Reported (GAAP)
Income before income taxes	$874,400	$509,793	$1,384,193	$1,293,704
Provision for income taxes	169,599	198,219	367,818	343,421
Net income	$704,801	$311,574	$1,016,375	$950,283

Effective tax rate	19.4%		26.6%	26.5%
Diluted earnings per share	$1.05	$0.47	$1.52	$1.41

	Nine Months Ended
	May 31, 2017			May 31, 2016
	As Reported (GAAP)	Pension Settlement Charge (1)	Adjusted (Non-GAAP)	As Reported (GAAP)	Gain on Sale of Business (2)	Adjusted (Non-GAAP)
Income before income taxes	$3,324,031	$509,793	$3,833,824	$4,144,659	$(553,577)	$3,591,082
Provision for income taxes	672,273	198,219	870,492	925,837	(58,278)	867,559
Net Income	$2,651,758	$311,574	$2,963,332	$3,218,822	$(495,299)	$2,723,523

Effective tax rate	20.2%		22.7%	22.3%		24.2%
Diluted earnings per share	$3.96	$0.47	$4.43	$4.77	$(0.74)	$4.03
_______________
(1) Represents pension settlement charge related to the termination of our U.S. pension plan.
(2) Represents gain on sale of business related to Navitaire divestiture

ACCENTURE PLC
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars)

	May 31, 2017	August 31, 2016
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,382,208	$4,905,609
Short-term investments	2,639	2,875
Receivables from clients, net	4,474,415	4,072,180
Unbilled services, net	2,267,310	2,150,219
Other current assets	1,079,163	845,339
Total current assets	11,205,735	11,976,222
NON-CURRENT ASSETS:
Unbilled services, net	50,914	68,145
Investments	199,465	198,633
Property and equipment, net	1,041,006	956,542
Goodwill	4,610,996	3,609,437
Other non-current assets	4,027,476	3,800,025
Total non-current assets	9,929,857	8,632,782
TOTAL ASSETS	$21,135,592	$20,609,004
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$2,942	$2,773
Accounts payable	1,291,138	1,280,821
Deferred revenues	2,550,233	2,364,728
Accrued payroll and related benefits	3,613,189	4,040,751
Other accrued liabilities	1,696,823	1,189,851
Total current liabilities	9,154,325	8,878,924
NON-CURRENT LIABILITIES:
Long-term debt	24,732	24,457
Other non-current liabilities	3,079,875	3,516,247
Total non-current liabilities	3,104,607	3,540,704
TOTAL ACCENTURE PLC SHAREHOLDERS’ EQUITY	8,167,356	7,555,262
NONCONTROLLING INTERESTS	709,304	634,114
TOTAL SHAREHOLDERS’ EQUITY	8,876,660	8,189,376
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$21,135,592	$20,609,004

ACCENTURE PLC
CONSOLIDATED CASH FLOWS STATEMENTS
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31, 2017	May 31, 2016	May 31, 2017	May 31, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$704,801	$950,283	$2,651,758	$3,218,822
Depreciation, amortization and asset impairments	194,480	181,010	569,720	535,637
Share-based compensation expense	209,614	226,929	611,937	584,644
Pension settlement charge	460,908	—	460,908	—
(Gain) loss on sale of businesses	(8,242)	—	4,107	(553,577)
Change in assets and liabilities/other, net	231,011	235,767	(1,267,273)	(1,184,085)
Net cash provided by (used in) operating activities	1,792,572	1,593,989	3,031,157	2,601,441
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(135,811)	(93,655)	(324,773)	(336,500)
Purchases of businesses and investments, net of cash acquired	(412,302)	(84,911)	(1,241,500)	(832,548)
Proceeds from the sale of businesses and investments, net of cash transferred	(1,268)	—	(24,189)	618,310
Other investing, net	1,684	1,321	8,977	2,860
Net cash provided by (used in) investing activities	(547,697)	(177,245)	(1,581,485)	(547,878)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	250,019	222,825	600,920	525,992
Purchases of shares	(588,622)	(478,289)	(1,992,205)	(1,965,050)
Cash dividends paid	(782,451)	(717,462)	(1,567,578)	(1,438,138)
Other financing, net	(2,522)	(1,429)	(8,808)	(13,364)
Net cash provided by (used in) financing activities	(1,123,576)	(974,355)	(2,967,671)	(2,890,560)
Effect of exchange rate changes on cash and cash equivalents	22,047	20,830	(5,402)	(25,891)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	143,346	463,219	(1,523,401)	(862,888)
CASH AND CASH EQUIVALENTS, beginning of period	3,238,862	3,034,659	4,905,609	4,360,766
CASH AND CASH EQUIVALENTS, end of period	$3,382,208	$3,497,878	$3,382,208	$3,497,878